                                 EXHIBIT 99.2

                     SOLICITATION AND MARKETING MATERIALS

             ADDENDUM TO 401K CHANGE OF INVESTMENT ALLOCATION FORM


(1)  SOCIAL SECURITY NUMBER               -   -
                                      ---- -- ----

(2)  NAME   ______________________________________________
            LAST                  FIRST               MI

(3)  PURCHASER INFORMATION (check one)

A    [_]  Eligible Account Holder - Check here if you were a depositor with
          $50.00 or more on deposit with First Federal Bank as of March 31, 1997. Enter information below for all deposit accounts that you had at First Federal Bank on March 31, 1997.

B    [_]  Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with First Federal Bank as of September 30, 1998, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at First Federal Bank on September 30, 1998.

C    [_]  Other Eligible Members - Check here if you were a depositor  with
First Federal Bank as of Xxxxxxxxx XX, 1998, or a borrower of First Federal Bank as of February 1, 1993 whose loan continues to be outstanding as of Xxxxxxxx XX, 1998.

      ACCOUNT TITLE (NAMES ON ACCOUNTS)          ACCOUNT NUMBER(S)
    ______________________________________________________________

    ______________________________________________________________

    ______________________________________________________________

    ______________________________________________________________

    ______________________________________________________________

    ______________________________________________________________

    ______________________________________________________________

    ______________________________________________________________


    ________________________________________
    SIGNATURE                           DATE

              [LETTERHEAD OF CHARLES WEBB & COMPANY APPEARS HERE]



TO MEMBERS AND FRIENDS OF FIRST FEDERAL BANK
AND FIRST CAPITAL, INC., M.H.C.
--------------------------------------------------------------------------------
Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is pleased to announce that First Capital, Inc., M.H.C. is converting to stock form and First Federal Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named First Capital, Inc. (the "Holding Company"). In conjunction with the conversion, the Holding Company for the Bank is offering shares of common stock in a subscription offering and direct community offering to certain depositors and borrowers of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Conversion and Agreement and Plan of Reorganization.

At the request of the Holding Company, we are enclosing materials explaining the conversion and your opportunity to invest in shares of the Holding Company's common stock. Please read the enclosed Prospectus carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center at 220 Federal Drive NW, Corydon, Indiana or feel free to call the Stock Information Center at (812) 738-XXXX.


Very truly yours,



Charles Webb & Company
a Division of Keefe, Bruyette & Woods, Inc.



THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


------------------- Investment Bankers and Financial Advisors ------------------

================================================================================


                           YOU ARE CORDIALLY INVITED
                       TO A COMMUNITY INVESTORS MEETING

  TO LEARN MORE ABOUT THE CONVERSION AND REORGANIZATION OF FIRST FEDERAL BANK
                           AND THE STOCK OFFERING OF


                              FIRST CAPITAL, INC.


Senior executives of First Federal Bank and its investment bankers will present information and answer your questions about the Plan of Conversion and Agreement and Plan of Reorganization, as well as about the business and operations of First Federal Bank.


   =========================================================================

     Xxxxday, Xxxember XX, 1998                 Xxxxday, Xxxember XX, 1998
        100 Any Street                                200 Anywhere Rd.
        Corydon, Indiana                              Corydon, Indiana

           Both Community Investor Meetings will begin at X:00 p.m.
  ==========================================================================

      PLEASE RSVP TO THE FIRST CAPITAL, INC. STOCK INFORMATION CENTER, AT
                    (812) 738-XXXX, IF YOU PLAN TO ATTEND.

The shares of common stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund, or any other government agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

================================================================================

           (RECEIPT OF ORDER LETTER - FIRST CAPITAL, INC. LETTERHEAD)

DATE

NAME
ADDRESS                               TAX I.D. NUMBER XXX-XX-XXX
CITY, STATE, ZIP


                               RECEIPT OF ORDER


This letter is to acknowledge receipt of your order to purchase common stock offered by First Capital, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Your order has been assigned a prioritized category described below. Acceptance of your order and the shares of stock you actually receive will be subject to the allocation provisions of the Plan of Conversion, as well as other conditions and limitations described in the Prospectus.

Our records indicate the following:

               Number of Shares Ordered:    _________

               Purchase Price Per Share:    $10.00

               Total Order Amount:          $________

               Date Order Received:           /  /
                                            ---------
               Order Number:                _________

               Category Assigned:           _________


     Category Description
     --------------------

               1. Eligible Account Holders - Depositors as of March 31, 1997 with $50.00 or more on deposit
               2.  Employee Stock Ownership Plan (ESOP)
               3. Supplemental Eligible Account Holders - Depositors as of September 30, 1998 with $50.00 or more on deposit
               4. Other Eligible Members Depositors as of Xxxxxx XX, 1998 and borrowers of the Bank as of February 1, 1993 whose loans continue to be outstanding as of Xxxxxxxx XX, 1998.
               5.  Public Stockholder of the Bank
               6. Local Community Permanent resident of Clark, Crawford, Floyd, Harrison, and Washington Counties, Indiana.
               7.  General Community

If this does not agree with your records or if you have any questions, please call our Stock Information Center at (812) 738-XXXX. Thank you for your order.

Sincerely,


James G. Pendleton
Chairman

Date

Dear Member:

We are pleased to announce that First Capital, Inc., M.H.C. is converting to stock form and First Federal Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, First Financial, Inc. (the "Holding Company"), the newly-formed corporation that will serve as a holding company for the Bank, is offering shares of common stock in a subscription offering and direct community offering to certain depositors and borrowers of the Bank, to the Bank Employee Stock Ownership Plan, and members of the general public, pursuant to a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion").

Unfortunately, the Holding Company is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of the Holding Company.

However, you have the right to vote on the Plan of Conversion at the Special Meeting of Members on Xxxxxxxx XX, 1998. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on Xxxxxxxx XX, 1998. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



James G. Pendleton
Chairman



THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

Dear Friend:

We are pleased to announce that First Capital, Inc., M.H.C. is converting to stock form and First Federal Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named First Capital, Inc. (the "Holding Company"). In conjunction with the conversion, the Holding Company is offering shares of common stock in a subscription offering and direct community offering to certain depositors and borrowers of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion").

Because we believe you may be interested in learning more about the Holding Company's common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

  . PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

  . QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

  . STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern Daylight Time, on Xxxxxxxx XX, 1998.

You have the opportunity to buy stock directly from the Holding Company without commission or fee. If you have additional questions regarding the Plan of Conversion and stock offering, please call us at (812) 738-XXXX Monday through Friday X:XX a.m. to X:XX p.m., or stop by the Stock Information Center at 220 Federal Drive NW, Corydon, Indiana.

We are pleased to offer you this opportunity to become a charter shareholder of First Capital, Inc.

Sincerely,



James G. Pendleton
Chairman

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that First Capital Inc., M.H.C. (the "MHC") is converting to stock form and First Federal Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named First Financial, Inc. (the "Holding Company"). In conjunction with the conversion, the holding company is offering shares of common stock in a subscription offering and direct community offering to certain depositors and borrowers of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion").

To accomplish the Conversion and Reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the Special Meeting of Members on Xxxxxxxx XX, 1998. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

The Boards of Directors of the MHC and the Bank believe that the conversion is in the best interests of the MHC and its members and the Bank and its stockholders. Please remember:

  . Your deposit accounts at the Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

  . There will be no change in the balance, interest rate, or maturity of any deposit or loan accounts because of the conversion.

  . You have a right, but no obligation, to buy stock before it is offered to the public.

  . Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering, including a Prospectus. We urge you to read the Prospectus carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing common stock, you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern Daylight Time, on Xxxxxxxx XX, 1998.

If you have additional questions regarding the stock offering, please call us at
(812) 738-XXXX, Monday through Friday X:XX a.m. to X:XX p.m., or stop by the Stock Information Center located at 220 Federal Drive NW, Corydon, Indiana.

Sincerely,


James G. Pendleton
Chairman

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

     (Stockholder Letter Street holders - 2nd mailing - First Federal Bank
                                  Letterhead)


Dear Stockholder:

Under separate cover, we forwarded to you information regarding the Plan of Conversion and Agreement and Plan of Reorganization of First Federal Bank (the "Bank") and First Capital, Inc., M.H.C. (the "MHC") and the concurrent offering of common stock by First Capital, Inc. (the "Holding Company").

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. They are enclosed herein.

The deadline for ordering the Holding Company's common stock is at 12:00 Noon, Eastern Daylight Time, on Xxxxxxxx XX, 1998.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (812) 738-XXXX, Monday through Friday from X:XX a.m. to X:XX p.m., or stop by the Stock Information Center at 220 Federal Drive NW, Corydon, Indiana.


Sincerely,



James G. Pendleton
Chairman


THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

      (Stockholder Letter STREET HOLDERS- First Federal Bank letterhead)

Dear Stockholder:

We are pleased to inform you that the Boards of Directors of First Federal Bank (the "Bank") and First Capital, Inc., M.H.C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion") whereby the MHC will convert to stock form and the Bank will be reorganized as a wholly-owned subsidiary of a newly-formed stock holding company named First Capital, Inc. (the "Holding Company"). Pursuant to the Plan of Conversion, stockholders of the Bank (other than the MHC) will be issued shares of common stock of the Holding Company in exchange for their shares of Bank common stock (the "Exchange"). In addition to the shares of common stock to be issued in the Exchange, the Holding Company is also offering shares of common stock to the MHC's members, the Bank's stockholders and members of the public. Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of the Bank and (iii) regulatory approval.

We are asking stockholders of the Bank as of Xxxxxxxx XX, 1998, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. Your vote FOR the Plan of Conversion will not obligate you to buy any stock in the conversion. A Proxy Statement relating to the conversion is enclosed.

We have enclosed the following materials which will help you learn more about investing in the Holding Company's common stock. Please read and review the materials carefully before making an investment decision.

  . PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

  . QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this pamphlet.

  . STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern Daylight Time, on Xxxxxxxx XX, 1998. YOU MAY OBTAIN A STOCK ORDER AND CERTIFICATION FORM FROM YOUR BROKER OR BY CONTACTING THE STOCK INFORMATION CENTER.

We are inviting our loyal depositors, existing stockholders, and local community members to become stockholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company without commission or fee.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (812) 738-XXXX, Monday through Friday X:XX a.m. to X:XX p.m. or stop by the Stock Information Center at 220 Federal Drive NW, Corydon, Indiana

Sincerely,


James G. Pendleton
Chairman

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

    (Stockholder Letter REGISTERED HOLDERS- First Federal Bank letterhead)

Dear Stockholder:

We are pleased to inform you that the Boards of Directors of First Federal Bank (the "Bank") and First Capital, Inc., M.H.C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion") whereby the MHC will convert to stock form and the Bank will be reorganized as a wholly-owned subsidiary of a newly-formed stock holding company named First Capital, Inc. (the "Holding Company"). Pursuant to the Plan of Conversion, stockholders of Bank (other than the MHC) will be issued shares of common stock of the Holding Company in exchange for their shares of the Bank common stock (the "Exchange"). In addition to the shares of common stock to be issued in the Exchange, the Holding Company is also offering shares of common stock to the MHC's members, the Bank's stockholders and members of the public. Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of the Bank and (iii) regulatory approval.

We are asking stockholders of the Bank as of Xxxxxxxx XX, 1998, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend. Your vote FOR the Plan of Conversion will not obligate you to buy any stock in the conversion. A Proxy Statement relating to the conversion is enclosed.

We have enclosed the following materials which will help you learn more about investing in the Holding Company's common stock. Please read and review the materials carefully before making an investment decision.

  . PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

  . QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this pamphlet.

  . STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern Daylight Time, on Xxxxxxxx XX, 1998.

We invite our loyal customers, existing stockholders and local community members to become charter stockholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company without commission or fee.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (812) 738-XXXX, Monday through Friday X:XX a.m. to X:XX p.m., or stop by the Stock Information Center at 220 Federal Drive NW, Corydon, Indiana.

Sincerely,


James G. Pendleton
Chairman

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Prospective Investor:

We are pleased to announce that First Capital, Inc., M.H.C. is converting to stock form and First Federal Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named First Capital, Inc. (the "Holding Company"). In conjunction with the conversion, the Holding Company is offering shares of common stock in a subscription offering and direct community offering. The sale of stock in connection with the conversion will enable the Bank to raise additional capital to support and enhance its current operations.

We have enclosed the following materials that will help you learn more about the stock offering of the Holding Company. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

     . PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

     . QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     . STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern Daylight Time, on Xxxxxxxx XX, 1998.

We invite our loyal customers and local community members to become charter shareholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company, without commission or fee. The board of directors and management of the Bank and the MHC fully support the stock offering.

If you have additional questions regarding the Conversion and Reorganization and stock offering, please call us at (812) 738-XXXX, Monday through Friday X:XX a.m. to X:XX p.m., or stop by the Stock Information Center located at 220 Federal Drive NW, Corydon, Indiana.

Sincerely,



James G. Pendleton
Chairman



THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                  PROXY GRAM

We recently forwarded to you a proxy statement and letter advising that First Capital, Inc., M.H.C. had received conditional approval to convert from a mutual holding company to a stock holding company.

Your vote on our Plan of Conversion and Agreement and Plan of Reorganization has
--------------------------------------------------------------------------------
not yet been received.  FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST
---------------------
THE PLAN OF CONVERSION AND AGREEMENT AND PLAN OF REORGANIZATION.

Your vote is important to us. Therefore, we are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

VOTING FOR THE PLAN OF CONVERSION AND AGREEMENT AND PLAN OF REORGANIZATION DOES NOT OBLIGATE YOU TO PURCHASE STOCK OR AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS.

The Boards of Directors of First Capital Inc., M.H.C. and First Federal Bank unanimously recommend that you vote "FOR" the Plan of Conversion and Agreement and Plan of Reorganization.

First Capital, Inc., M.H.C.
First Federal Bank
Corydon, Indiana

James G. Pendleton
Chairman

If you mailed the proxy, please accept our thanks and disregard this request. For further information call
(812) 738-XXXX.

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

FACTS ABOUT CONVERSION AND REORGANIZATION

The Boards of Directors of First Federal Bank, ("First Federal Bank" or the "Bank") and First Capital, Inc. M.H.C. (the "MHC") unanimously adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") to convert the MHC to stock form and reorganize First Federal Bank as a wholly-owned subsidiary of a newly formed stock company (the "Conversion").

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in First Capital, Inc. (the "Holding Company" or "First Capital"), the newly formed company that will serve as the holding company for First Federal Bank following the Conversion.

Investment in the stock of the Holding Company involves certain risks. For a discussion of these risks, other factors, and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

WHY IS FIRST FEDERAL BANK CONVERTING TO THE STOCK HOLDING COMPANY STRUCTURE?

The stock holding company structure is a more common form of ownership than the mutual holding company structure and offers the ability to diversify the Bank's business activities. The Conversion will increase both the capital base of the Bank and the number of outstanding shares, which will increase the likelihood of the development of an active and liquid market for the common stock of the Holding Company.

WILL THE PLAN AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The Plan will not effect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. YOUR SAVINGS ACCOUNT IS NOT BEING CONVERTED TO STOCK.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING AND DIRECT COMMUNITY OFFERING?

Depositors and borrowers of First Federal Bank as of certain dates, the Bank's Employee Stock Ownership Plan, First Federal Bank's public shareholders and certain members of the general public, subject to the priorities described in the Prospectus.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

Pulaski Financial is offering up to X,XXX,XXX shares of common stock, subject to adjustment up to X,XXX,XXX shares, at a price of $10.00 per share through the Prospectus.

I AM AN EXISTING STOCKHOLDER.  HOW WILL MY STOCK BE TREATED?

The outstanding shares of common stock of the Bank will be exchanged for shares of common stock of the Holding Company. Depending upon where the offering closes in the Estimated Valuation Range, each share of Bank common stock will be converted into X.XXXX to X.XXXX shares of the Holding Company common stock.


HOW MANY SHARES MAY I BUY?

The minimum order is 25 shares. No person may purchase more than 25,000 shares. In addition, no person, either alone or with associates or persons acting in concert, may purchase shares in an amount that when combined with shares received in exchange for Bank common stock, exceeds 62,500 shares.

DO MEMBERS HAVE TO BUY SHARES OF STOCK?

No. However, if a member of the MHC is also a stockholder of the Bank, his or her shares of Bank stock will be converted automatically into shares of Holding Company common stock.

HOW DO I ORDER SHARES?

You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 Noon, Eastern Daylight Time, on Xxxxxxxxx XX, 1998.

HOW MAY I PAY FOR MY SHARES?

First, you may pay by check or money order. Interest will be paid by First Federal Bank on these funds at the current passbook rate from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your First Federal Bank account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. First Federal Bank will waive any early withdrawal penalties on certificate accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY FIRST FEDERAL BANK IRA ACCOUNT?

Yes, but special arrangements must be made before you may do so. Please call our Stock Information Center for additional information at least one week before the Expiration Date. The Bank will waive the early withdrawal penalty for IRAs.

WILL THE STOCK BE INSURED?

No. Like any other common stock, the Holding Company's common stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

The Board of Directors of the Holding Company intends to pay cash dividends on the common stock following consummation of the Conversion. However no assurances can be given that such dividends will be paid, or if paid, will continue.

HOW WILL THE STOCK BE TRADED?

The Company has received conditional approval to list the common stock on the Nasdaq Small Cap System under the symbol "XXXX". However, no assurance can be given that an active and liquid market will develop or, if developed, will be maintained.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of common stock in the Conversion.

SHOULD I VOTE?

Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

WHY DID I GET SEVERAL PROXY CARDS?

If you have more than one account, you could receive more than one proxy card for the MHC's Special Meeting of Members, depending on the ownership structure of your accounts. If you own shares of common stock of the Bank in more than one account, you could receive more than one proxy card for the Bank's Special Meeting of Stockholders.

HOW MANY VOTES DO I HAVE?

Your proxy card(s) show(s) the number of votes you have. Every member of the MHC entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at the Bank as of the voting record date, up to a maximum of 1,000 votes. Each stockholder of the Bank is entitled to cast one vote for each share held as of the voting record date. These voting rights are established by the respective charters of the MHC and the Bank.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS AND/OR THE MEETING OF STOCKHOLDERS?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER BETWEEN X:XX A.M. AND X:XX P.M. MONDAY THROUGH FRIDAY.



                          \\STOCK INFORMATION CENTER\\
                               \\(812) 738-XXXX\\
                              FIRST CAPITAL, INC.
                              220 Federal Drive NW
                             Corydon, Indiana 47112

                      STOCK OFFERING QUESTIONS AND ANSWERS



                              FIRST CAPITAL, INC.



THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

                       (Dear Stockholder Dark blue sky)


Date


Dear Shareholder:

We are pleased to announce that First Capital, Inc. M.H.C. is converting to stock form and First Federal Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock corporation (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, First Capital, Inc., (the "Holding Company"), the newly-formed corporation that will serve as the holding company for the Bank, is offering shares of common stock in a subscription offering and direct community offering.

Unfortunately, the Holding Company is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of the Holding Company.

However, you have the right to vote on the Plan of Conversion and Agreement and Plan of Reorganization at the Special Meeting of Members on Xxxxxxxx XX, 1998. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on Xxxxxxxx XX, 1998. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



James G. Pendleton
Chairman



THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

  ===========================================================================


                              FIRST CAPITAL, INC.





                            the holding company for


                              FIRST FEDERAL BANK,
                            A FEDERAL SAVINGS BANK



                             Become a Shareholder!

  ===========================================================================

                             CAPITAL REQUIREMENTS

[GRAPH APPEARS HERE]                    As of June 30, 1998, the Bank complied
                                        with all regulatory capital
                                        requirements.

================================================================================

                          LOAN PORTFOLIO COMPOSITION

The principal lending activity of the
Bank is the origination and sale of
mortgage loans for the purpose of
purchasing or refinancing, one- to four-        [PIE CHART APPEARS HERE]
family residential property. To a
significantly lesser extent, the Bank
also originates mortgage loans secured
by commercial and multi- family real
estate and consumer loans.

================================================================================

                                EXCHANGE RATIO

                    Shares Issued in  Shares to Be Exchanged  Shares to Be  Exchange
                        Offering      for Bank Common Stock
                    ----------------  ---------------------
                    Amount   Percent  Amount        Percent   Outstanding     Ratio
                    ------   -------  ---------   ---------   -----------   --------
Minimum               0      #DIV/0!      0        #DIV/0!         0         0.0000
Midpoint              0      #DIV/0!      0        #DIV/0!         0         0.0000
Maximum               0      #DIV/0!      0        #DIV/0!         0         0.0000
15% above Maximum     0      #DIV/0!      0        #DIV/0!         0         0.0000

                                PRO FORMA DATA*
                   At or For Six Months Ended June 30, 1998

------------------------------------------------------------------------------------------------
                                                                                     15% ABOVE
                                                   MINIMUM    MIDPOINT    MAXIMUM     MAXIMUM
                                                   OF RANGE   OF RANGE    OF RANGE    OF RANGE

================================================================================================
Shares Issued in Offering                                0           0          0            0
Exchange Shares to be Issued                             0           0          0            0
                                                  --------    --------   --------     --------
Total Shares Outstanding                                 0           0          0            0
                                                  ========    ========   ========     ========

Purchase Price Per Share                            $10.00      $10.00     $10.00       $10.00

Pro Forma Stockholders' Equity                          $0          $0         $0           $0

Pro Forma Stockholders' Equity per Share (a)         $0.00       $0.00      $0.00        $0.00

Price to Book Ratio                                   0.00%       0.00%      0.00%        0.00%

Pro Forma Net Income Per Common Share                 0.00        0.00       0.00         0.00

Price to Earnings Ratio                               0.00x       0.00x      0.00x        0.00x
------------------------------------------------------------------------------------------------

* Information based upon assumptions in the Prospectus under "Pro Forma Data".
(a) This is not intended to represent potential price appreciation or depreciation. There are no assurances that the market price will be at or above the purchase price once the shares are issued.


                           SELECTED Financial RATIOS

          -------------------------------------------------------------------------------------------------
                                                                At or For the Year Ended June 30,
                                                        ------------------------------------------------

                                                          1998      1997      1996      1995      1994
          ==================================================================================================
          Return on average assets                        1.08%    0.96%      1.10%     1.25%      1.33%

          Return on average equity                        9.56%    8.81%     10.00%    11.64%     12.98%

          Interest rate spread                            2.72%    2.70%      2.59%     2.97%      3.43%

          Net interest margin                             3.27%    3.27%      3.22%     3.51%      3.85%

          Average equity to average total assets         11.30%   10.94%     11.02%    10.72%     10.24%

          Nonperforming assets to total assets            0.35%    0.14%      0.31%     0.14%      0.26%

          Allowance for loan losses to  total loans       0.67%    0.71%      0.79%     0.87%      0.88%
          -------------------------------------------------------------------------------------------------

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund, or any other government agency. This is not an offer to sell or a solicitation of an offer to buy the stock. The offer is made only by the Prospectus.

YOU ARE CORDIALLY INVITED...

to a community investor meeting to learn about the conversion of First Federal Bank and the stock offering of First Capital, Inc. Senior executives of First Federal Bank and its investment bankers will present information and answer your questions about the Plan of Conversion, as well as the business focus and operations of First Federal Bank.

     ---------------------------------------------------------------------

          Xxxxday, Xxxember XX, 1998      Xxxxday, Xxxember XX, 1998
               Corydon, Indiana                Corydon, Indiana

               All Community Investor Meetings will begin at X:00
               p.m., Eastern Daylight Time
     ---------------------------------------------------------------------

PLEASE RSVP TO THE FIRST CAPITAL, INC. STOCK CENTER AT (812) 738-XXXX IF YOU PLAN TO ATTEND.

================================================================================




                           STOCK INFORMATION CENTER
                             220 Federal Drive NW
                            Corydon, Indiana 47112
                                (812) 738-XXXX




================================================================================